Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2025

DALLAS — (BUSINESS WIRE) January 29, 2026 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2025. Hilltop produced income attributable to common stockholders of $41.6 million, or $0.69 per diluted share, for the fourth quarter of 2025, compared to $35.5 million, or $0.55 per diluted share, for the fourth quarter of 2024. Income attributable to common stockholders for the full year 2025 was $165.6 million, or $2.64 per diluted share, compared to $113.2 million, or $1.74 per diluted share, for the full year 2024.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per common share, an 11% increase from the prior quarter, payable on February 27, 2026 to all common stockholders of record as of the close of business on February 13, 2026. Additionally, the Hilltop Board of Directors authorized a new stock repurchase program through January 2027, under which Hilltop may repurchase, in the aggregate, up to $125.0 million of its outstanding common stock. During the fourth quarter of 2025, Hilltop paid $60.8 million to repurchase an aggregate of 1,799,995 shares of its common stock at an average price of $33.77 per share. During 2025, Hilltop paid $184.0 million to repurchase an aggregate of 5,705,205 shares of its common stock at an average price of $32.26 per share pursuant to the 2025 stock repurchase program. These repurchased shares were returned to the pool of authorized but unissued shares of common stock.

The extent of the impact of uncertain economic conditions on our financial performance during 2026 will depend in part on developments outside of our control including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, changes in the political environment, the impact of tariffs and reciprocal tariffs, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “2025 was a strong year for Hilltop from a financial, operational and capital management perspective. Within each line of business, and on a consolidated basis, pre-tax results improved versus the prior year. Further, Hilltop was able to execute successfully on a number of key initiatives across the company, while returning $231 million to stockholders via dividends and share repurchases.

“During 2025, PlainsCapital Bank produced healthy core loan and deposit growth while delivering a 1.17% return on average assets. PrimeLending, in the face of a continued challenging home-buying market, reduced pre-tax losses by 48% as the company made further operational efficiency improvements. HilltopSecurities capitalized on a strong year from its Structured Finance, Wealth Management and Public Finance business lines to deliver $501 million in net revenue with a pre-tax margin of 13.5%. As we move into 2026, we remain focused on delivering sound results while prudently managing capital.”

Fourth Quarter 2025 Highlights for Hilltop:

●	The provision for credit losses was $7.8 million during the fourth quarter of 2025, compared to a reversal of credit losses of $2.5 million in the third quarter of 2025 and a reversal of credit losses of $5.9 million in the fourth quarter of 2024;
o	The provision for credit losses during the fourth quarter of 2025 was primarily driven by a build in the allowance related to specific reserves and higher net charge-offs, changes in the U.S. economic outlook associated with collectively evaluated loans within the banking segment since the prior quarter.
●	For the fourth quarter of 2025, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $76.2 million, compared to $73.7 million in the fourth quarter of 2024, a 3.4% increase;
o	Mortgage loan origination production volume was $2.4 billion during the fourth quarter of 2025, compared to $2.3 billion during the fourth quarter of 2024;

o	Net gains from mortgage loans sold to third parties, including broker fee income, increased to 250 basis points during the fourth quarter of 2025, compared to 239 basis points in the third quarter of 2025.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the fourth quarter of 2025 were 1.09% and 7.60%, respectively, compared to 0.92% and 6.50%, respectively, for the fourth quarter of 2024;
●	Hilltop’s book value per common share increased to $36.42 at December 31, 2025, compared to $35.69 at September 30, 2025;
●	Hilltop’s total assets were $15.8 billion and $15.6 billion at December 31, 2025 and September 30, 2025, respectively;
●	Loans[1], net of allowance for credit losses, were $7.9 billion and $7.8 billion at December 31, 2025 and September 30, 2025, respectively;
●	Non-accrual loans were $53.4 million, or 0.58% of total loans, at December 31, 2025, compared to $68.3 million, or 0.75% of total loans, at September 30, 2025;
●	Loans held for sale increased by 11.9% from September 30, 2025 to $950.1 million at December 31, 2025;
●	Total deposits[2] were $10.9 billion and $10.7 billion at December 31, 2025 and September 30, 2025, respectively;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.78% and a Common Equity Tier 1 Capital Ratio of 19.70% at December 31, 2025;
●	Hilltop’s consolidated net interest margin[4] decreased to 3.02% for the fourth quarter of 2025, compared to 3.06% in the third quarter of 2025;
●	For the fourth quarter of 2025, noninterest income was $217.4 million, compared to $195.6 million in the fourth quarter of 2024, an 11.1% increase;
●	For the fourth quarter of 2025, noninterest expense was $268.9 million, compared to $262.8 million in the fourth quarter of 2024, a 2.3% increase; and
●	Hilltop’s effective tax rate was 19.2% during the fourth quarter of 2025, compared to 14.2% during the same period in 2024.
o	The effective tax rate for the fourth quarter of 2025 was lower than the applicable statutory rate primarily due to the impact of investments in tax-exempt instruments, state refund claims and return to provision activity, partially offset by nondeductible expenses, nondeductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $344.5 million and $325.3 million at December 31, 2025 and September 30, 2025, respectively.

[2]

Total deposits at December 31, 2025 included estimated uninsured deposits of $5.9 billion, or approximately 54% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $693.9 million and internal accounts of $302.8 million, were $4.9 billion, or approximately 45% of total deposits.

[3]	Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2025	2025	2025	2025	2024
Cash and due from banks	$1,231,944	$1,277,283	$982,488	$1,702,623	$2,298,977
Federal funds sold	650	650	650	650	650
Assets segregated for regulatory purposes	20,211	5,050	47,158	88,451	70,963
Securities purchased under agreements to resell	55,977	78,909	93,878	99,099	88,728
Securities:
Trading, at fair value	617,408	574,434	675,757	647,158	524,916
Available for sale, at fair value, net (1)	1,491,048	1,443,612	1,408,347	1,405,170	1,396,549
Held to maturity, at amortized cost, net (1)	728,329	755,012	771,641	762,369	737,899
Equity, at fair value	265	248	4,996	286	297
	2,837,050	2,773,306	2,860,741	2,814,983	2,659,661
Loans held for sale	950,142	849,357	979,875	818,328	858,665
Loans held for investment, net of unearned income	8,311,952	8,227,194	8,061,204	7,966,777	7,950,551
Allowance for credit losses	(91,537)	(95,168)	(97,961)	(106,197)	(101,116)
Loans held for investment, net	8,220,415	8,132,026	7,963,243	7,860,580	7,849,435

Broker-dealer and clearing organization receivables	1,588,882	1,519,005	1,469,628	1,450,077	1,452,366
Premises and equipment, net	132,820	136,830	139,179	143,957	148,245
Operating lease right-of-use assets	83,757	87,464	88,050	93,451	90,563
Mortgage servicing assets	17,491	12,273	7,887	6,903	5,723
Other assets	432,603	459,588	455,930	459,774	470,073
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	5,605	5,862	6,119	6,376	6,633
Total assets	$15,844,994	$15,605,050	$15,362,273	$15,812,699	$16,268,129

Deposits:
Noninterest-bearing	$2,831,919	$2,766,155	$2,790,958	$2,859,828	$2,768,707
Interest-bearing	8,046,161	7,909,316	7,600,599	7,972,138	8,296,615
Total deposits	10,878,080	10,675,471	10,391,557	10,831,966	11,065,322
Broker-dealer and clearing organization payables	1,518,503	1,445,280	1,461,683	1,446,886	1,331,902
Short-term borrowings	676,882	680,979	734,508	705,008	834,023
Securities sold, not yet purchased, at fair value	37,955	65,119	59,766	63,171	57,234
Notes payable	148,587	148,530	148,475	198,043	347,667
Operating lease liabilities	100,155	104,134	104,972	110,815	109,103
Other liabilities	287,226	269,297	234,467	227,988	304,566
Total liabilities	13,647,388	13,388,810	13,135,428	13,583,877	14,049,817

Common stock	595	613	630	642	650
Additional paid-in capital	973,072	998,644	1,022,474	1,037,138	1,052,219
Accumulated other comprehensive loss	(79,877)	(87,254)	(94,748)	(100,654)	(111,497)
Retained earnings	1,274,611	1,276,539	1,270,286	1,262,586	1,248,593
Total Hilltop stockholders' equity	2,168,401	2,188,542	2,198,642	2,199,712	2,189,965
Noncontrolling interests	29,205	27,698	28,203	29,110	28,347
Total stockholders' equity	2,197,606	2,216,240	2,226,845	2,228,822	2,218,312
Total liabilities & stockholders' equity	$15,844,994	$15,605,050	$15,362,273	$15,812,699	$16,268,129

(1)	At December 31, 2025, the amortized cost of the available for sale securities portfolio was $1,554,096, while the fair value of the held to maturity securities portfolio was $674,890.

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2025	2025	2024	2025	2024
Interest income:
Loans, including fees	$133,546	$135,773	$131,726	$525,804	$544,505
Securities borrowed	17,753	21,175	17,492	75,281	77,785
Securities:
Taxable	25,088	25,452	29,212	101,133	107,007
Tax-exempt	3,509	3,512	2,944	12,721	10,186
Other	13,913	14,349	27,216	69,111	96,906
Total interest income	193,809	200,261	208,590	784,050	836,389

Interest expense:
Deposits	54,167	57,001	67,411	228,275	275,291
Securities loaned	16,020	19,430	16,407	67,848	72,614
Short-term borrowings	7,637	7,867	10,992	31,301	44,134
Notes payable	2,317	2,404	3,910	11,480	14,659
Other	1,141	1,171	4,386	4,440	11,893
Total interest expense	81,282	87,873	103,106	343,344	418,591

Net interest income	112,527	112,388	105,484	440,706	417,798
Provision for (reversal of) credit losses	7,824	(2,511)	(5,852)	7,311	941
Net interest income after provision for (reversal of) credit losses	104,703	114,899	111,336	433,395	416,857

Noninterest income (1):
Net gains from sale of loans and other mortgage production income	49,580	51,730	43,553	198,536	190,021
Mortgage loan origination fees	26,602	24,850	30,111	102,641	123,066
Principal transactions, commissions and fees	76,033	74,066	71,441	253,269	250,579
Investment banking, advisory and administrative fees	47,627	53,349	37,514	181,334	142,952
Other	17,518	13,812	12,971	105,361	64,338
Total noninterest income	217,360	217,807	195,590	841,141	770,956

Noninterest expense:
Employees' compensation and benefits	187,960	190,027	173,334	730,637	687,149
Occupancy and equipment, net	20,818	19,930	25,707	81,594	91,233
Professional services	12,386	12,681	12,791	40,001	44,437
Other	47,757	49,265	50,925	201,241	210,737
Total noninterest expense	268,921	271,903	262,757	1,053,473	1,033,556

Income before income taxes	53,142	60,803	44,169	221,063	154,257
Income tax expense	10,218	14,129	6,285	49,044	31,047
Net income	42,924	46,674	37,884	172,019	123,210
Less: Net income attributable to noncontrolling interest	1,340	856	2,365	6,428	9,997
Income attributable to Hilltop	$41,584	$45,818	$35,519	$165,591	$113,213

Earnings per common share:
Basic	$0.69	$0.74	$0.55	$2.64	$1.74
Diluted	$0.69	$0.74	$0.55	$2.64	$1.74

Cash dividends declared per common share	$0.18	$0.18	$0.17	$0.72	$0.68

Weighted average shares outstanding:
Basic	60,457	62,146	64,935	62,700	65,036
Diluted	60,498	62,168	64,943	62,709	65,046

(1)	During 2025, certain financial statement line items within the noninterest income section of the consolidated income statement were reclassified to better align disclosures to business activities. These reclassifications were applied retrospectively to all prior periods presented. Total noninterest income did not change as a result of these reclassifications.

	Three Months Ended December 31, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$99,737	$12,892	$(2,184)	$309	$1,773	$112,527
Provision for (reversal of) credit losses	7,927	(103)	—	—	—	7,824
Noninterest income	12,355	125,482	76,245	5,305	(2,027)	217,360
Noninterest expense	60,668	112,974	79,276	16,239	(236)	268,921
Income (loss) before taxes	$43,497	$25,503	$(5,215)	$(10,625)	$(18)	$53,142

	Year Ended December 31, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$382,052	$50,272	$(7,934)	$(283)	$16,599	$440,706
Provision for (reversal of) credit losses	7,335	(24)	—	—	—	7,311
Noninterest income	46,058	450,754	310,876	51,137	(17,684)	841,141
Noninterest expense	227,601	433,463	320,463	73,089	(1,143)	1,053,473
Income (loss) before taxes	$193,174	$67,587	$(17,521)	$(22,235)	$58	$221,063

	Three Months Ended December 31, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,946	$12,046	$(3,627)	$(3,277)	$5,396	$105,484
Provision for (reversal of) credit losses	(5,665)	(187)	—	—	—	(5,852)
Noninterest income	11,411	114,321	73,740	1,767	(5,649)	195,590
Noninterest expense	61,426	106,181	80,022	15,379	(251)	262,757
Income (loss) before taxes	$50,596	$20,373	$(9,909)	$(16,889)	$(2)	$44,169

	Year Ended December 31, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$372,546	$48,942	$(16,867)	$(12,838)	$26,015	$417,798
Provision for (reversal of) credit losses	992	(51)	—	—	—	941
Noninterest income	43,295	422,801	313,229	18,515	(26,884)	770,956
Noninterest expense	232,954	408,283	330,088	63,110	(879)	1,033,556
Income (loss) before taxes	$181,895	$63,511	$(33,726)	$(57,433)	$10	$154,257

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2025	2025	2025	2025	2024
Tier 1 capital (to average assets):
PlainsCapital	10.60%	10.74%	10.71%	10.22%	9.99%
Hilltop	12.78%	13.13%	13.11%	12.86%	12.57%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.49%	14.81%	15.08%	15.06%	15.35%
Hilltop	19.70%	20.33%	20.74%	21.17%	21.23%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.49%	14.81%	15.08%	15.06%	15.35%
Hilltop	19.70%	20.33%	20.74%	21.17%	21.23%
Total capital (to risk-weighted assets):
PlainsCapital	15.60%	15.96%	16.29%	16.31%	16.54%
Hilltop	22.20%	22.90%	23.38%	24.45%	24.40%

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2025	2025	2024	2025	2024

Hilltop Consolidated:
Return on average stockholders' equity	7.60%	8.35%	6.50%	7.60%	5.29%
Return on average assets	1.09%	1.20%	0.92%	1.10%	0.78%
Net interest margin (1)	3.02%	3.06%	2.72%	2.98%	2.81%
Net interest margin (taxable equivalent) (2):
As reported	3.04%	3.09%	2.74%	3.00%	2.83%
Impact of purchase accounting	3 bps	2 bps	3 bps	2 bps	4 bps
Book value per common share ($)	36.42	35.69	33.71	36.42	33.71
Shares outstanding, end of period (000's)	59,540	61,326	64,968	59,540	64,968
Dividend payout ratio (3)	26.17%	24.41%	31.08%	27.26%	39.06%

Banking Segment:
Net interest margin (1)	3.29%	3.23%	2.98%	3.16%	3.04%
Net interest margin (taxable equivalent) (2):
As reported	3.29%	3.23%	2.99%	3.17%	3.04%
Impact of purchase accounting	4 bps	2 bps	4 bps	3 bps	4 bps
Accretion of discount on loans ($000's)	961	572	1,076	3,166	5,057
Net recoveries (charge-offs) ($000's)	(11,455)	(282)	(3,950)	(16,890)	(11,238)
Return on average assets	1.05%	1.34%	1.24%	1.17%	1.10%
Fee income ratio	11.0%	10.2%	10.7%	10.8%	10.4%
Efficiency ratio	54.1%	51.7%	57.8%	53.2%	56.0%
Employees' compensation and benefits ($000's)	33,241	31,925	33,313	131,414	130,974

Broker-Dealer Segment:
Net revenue ($000's) (4)	138,374	144,494	126,367	501,026	471,743
Employees' compensation and benefits ($000's)	83,361	86,997	75,150	311,915	286,700
Variable compensation expense ($000's)	49,635	50,756	42,484	169,845	153,062
Compensation as a % of net revenue	60.2%	60.2%	59.5%	62.3%	60.8%
Pre-tax margin (5)	18.4%	18.3%	16.1%	13.5%	13.5%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,918,395	2,027,568	1,909,706	7,643,212	7,759,812
Refinancings	511,960	269,136	343,400	1,258,707	856,541
Total mortgage loan originations - volume	2,430,355	2,296,704	2,253,106	8,901,919	8,616,353
Mortgage loan sales - volume ($000's)	2,180,088	2,220,126	2,065,356	8,280,059	8,223,734
Net gains from mortgage loan sales (basis points):
Loans sold to third parties (6)	236	226	217	227	218
Broker fee income (7)	14	13	9	12	8
Impact of loans retained by banking segment	(4)	(5)	(5)	(6)	(4)
As reported	246	234	221	233	222
Mortgage servicing rights asset ($000's) (8)	17,491	12,273	5,723	17,491	5,723
Employees' compensation and benefits ($000's)	59,657	60,036	56,402	235,246	231,293
Variable compensation expense ($000's)	34,275	32,665	30,784	126,747	121,720

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.8 million, $1.0 million, $0.7 million, $3.2 million and $2.5 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.3 million, $0.2 million, $0.7 million and $0.6 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Net gains from mortgage loans sold to third parties reflects provisions for anticipated indemnification claims and penalties for early payoff of loans which had the effect of lowering such net gains from mortgage loans sold to third parties by 8, 9, 13, 10 and 8 basis points, respectively, for the periods presented.
(7)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2025	2025	2025	2025	2024
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$3,873	$3,969	$4,107	$4,241	$7,166
Owner occupied	5,617	7,119	6,429	6,535	6,092
Commercial and industrial	28,581	41,457	40,990	51,987	59,025
Construction and land development	1,010	1,007	3,667	3,256	3,003
1-4 family residential	14,367	14,701	17,550	15,458	12,863
Consumer	—	—	—	—	—
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$53,448	$68,253	$72,743	$81,477	$88,149

Non-accrual loans as a % of total loans	0.58%	0.75%	0.80%	0.93%	1.00%

Other real estate owned ($000's)	8,020	8,289	9,144	7,682	2,848

Other repossessed assets ($000's)	—	—	—	—	98

Non-performing assets ($000's)	61,468	76,542	81,887	89,159	91,095

Non-performing assets as a % of total assets	0.39%	0.49%	0.53%	0.56%	0.56%

Loans past due 90 days or more and still accruing ($000's) (1)	33,811	28,388	28,378	24,145	22,090

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended December 31,
	2025			2024
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$929,989	$13,285	5.59%	$1,011,036	$13,278	5.25%
Loans held for investment, gross (2)	8,246,440	120,261	5.79%	7,931,572	118,448	5.93%
Investment securities - taxable	2,470,045	25,089	4.06%	2,443,886	29,213	4.78%
Investment securities - non-taxable (3)	395,171	4,363	4.42%	360,622	3,666	4.07%
Federal funds sold and securities purchased under agreements to resell	78,979	1,091	5.48%	96,066	1,797	7.42%
Interest-bearing deposits in other financial institutions	1,094,206	10,669	3.87%	2,033,482	23,052	4.50%
Securities borrowed	1,461,504	17,753	4.75%	1,361,481	17,492	5.03%
Other	122,893	2,152	6.95%	130,624	2,367	7.19%
Interest-earning assets, gross (3)	14,799,227	194,663	5.22%	15,368,769	209,313	5.40%
Allowance for credit losses	(95,047)			(110,191)
Interest-earning assets, net	14,704,180			15,258,578
Noninterest-earning assets	943,833			1,065,783
Total assets	$15,648,013			$16,324,361

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,984,644	$54,167	2.69%	$8,176,034	$67,411	3.27%
Securities loaned	1,465,474	16,020	4.34%	1,353,195	16,407	4.81%
Notes payable and other borrowings	904,537	11,095	4.87%	1,399,178	19,288	5.47%
Total interest-bearing liabilities	10,354,655	81,282	3.11%	10,928,407	103,106	3.74%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,753,654			2,795,588
Other liabilities	341,328			399,964
Total liabilities	13,449,637			14,123,959
Stockholders’ equity	2,170,947			2,172,640
Noncontrolling interest	27,429			27,762
Total liabilities and stockholders' equity	$15,648,013			$16,324,361

Net interest income (3)		$113,381			$106,207
Net interest spread (3)			2.11%			1.66%
Net interest margin (3)			3.04%			2.74%

	Year Ended December 31,
	2025			2024
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$867,819	$53,173	6.04%	$934,983	$53,073	5.60%
Loans held for investment, gross (2)	8,079,525	472,631	5.85%	7,921,528	491,432	6.20%
Investment securities - taxable	2,473,448	101,133	4.09%	2,537,856	107,007	4.16%
Investment securities - non-taxable (3)	367,405	15,965	4.35%	324,684	12,638	3.84%
Federal funds sold and securities purchased under agreements to resell	83,809	5,220	6.23%	98,337	7,232	7.35%
Interest-bearing deposits in other financial institutions	1,347,736	56,014	4.16%	1,526,748	75,633	4.95%
Securities borrowed	1,432,071	75,281	5.18%	1,355,554	77,785	5.66%
Other	125,634	7,876	6.27%	159,141	14,041	8.82%
Interest-earning assets, gross (3)	14,777,447	787,293	5.33%	14,858,831	838,841	5.65%
Allowance for credit losses	(99,869)			(110,123)
Interest-earning assets, net	14,677,578			14,748,708
Noninterest-earning assets	970,075			1,130,198
Total assets	$15,647,653			$15,878,906

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,960,778	$228,275	2.87%	$7,822,536	$275,291	3.52%
Securities loaned	1,424,189	67,848	4.76%	1,335,155	72,614	5.44%
Notes payable and other borrowings	964,521	47,221	4.90%	1,397,313	70,686	5.06%
Total interest-bearing liabilities	10,349,488	343,344	3.32%	10,555,004	418,591	3.97%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,730,336			2,824,450
Other liabilities	360,196			332,340
Total liabilities	13,440,020			13,711,794
Stockholders’ equity	2,180,098			2,139,732
Noncontrolling interest	27,535			27,380
Total liabilities and stockholders' equity	$15,647,653			$15,878,906

Net interest income (3)		$443,949			$420,250
Net interest spread (3)			2.01%			1.68%
Net interest margin (3)			3.00%			2.83%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.8 million and $0.7 million for the three months ended December 31, 2025 and 2024, respectively, and $3.2 million and $2.5 million for the year ended December 31, 2025 and 2024, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 30, 2026. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2025 financial results. Interested parties can access the conference call by dialing 800-549-8228 (Toll Free North America) or (+1) 289-819-1520 (International Toll) and then using the conference ID 55871. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2025, Hilltop employed approximately 3,570 people and operated 306 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated or implied in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will,” “working” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber-attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; and (xiii) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.